Exhibit 99.4

ELECTION FORM

With Respect to (i) Class A Units of Oaktree Capital Group, LLC and

(ii) Limited Partnership Units in Oaktree Capital Group Holdings, L.P.

ELECTION DEADLINE WILL BE ANNOUNCED

FIVE BUSINESS DAYS IN ADVANCE BY PRESS RELEASE

Please return your properly completed Election Form to American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) at the address below. Delivery by overnight courier is recommended. Delivery will be deemed effective only when received by the Exchange Agent.

Do not send your election materials to Oaktree Capital Group, LLC.

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

DESCRIPTION OF UNITS SURRENDERED
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	Security	Number of Units
Common units designated as “Class A Units” of Oaktree Capital Group, LLC (“Class A Units”)
Limited Liability Company Interests in Oslo Holdings LLC (“SellerCo Units”)

IF YOU ARE A HOLDER OF CLASS A UNITS OF OAKTREE CAPITAL GROUP, LLC (“CLASS A UNITS”):

STEP 1. Election

You may hereby make ONE of the following elections (in each case, subject to proration as further described in the accompanying instructions): (1) you may elect to receive the Cash Consideration with respect to all of your Class A Units, by checking the “CASH ELECTION” box, (2) you may elect to receive the Share Consideration with respect to all of your Class A Units, by checking the “SHARE ELECTION” box or (3) you may elect to receive the Cash Consideration with respect to some of your Class A Units and Share Consideration with respect to the remainder of your Class A Units by checking the “COMBINATION CASH/SHARE ELECTION” box and indicating the number of Class A Units with respect to which you elect to receive Cash Consideration.

Please fully review this Election Form and select ONLY ONE of the three election options below by placing an X in the box to the left of your chosen election. If you select the “COMBINATION CASH/SHARE ELECTION” option, please indicate the number of Class A Units with respect to which you wish to receive Cash Consideration, in absolute numbers and not exceeding the total number of Class A Units you own. You will receive Share Consideration with respect to the remainder of your Class A Units. If you select the “COMBINATION CASH/SHARE ELECTION” option and you designate a number of Class A Units greater than the total number of such units listed on the first page of this Election Form, you will be deemed to have made a Cash Election with respect to 100% of your Class A Units. If you fail to properly make an election with respect to any Class A Units held or beneficially held by you by the Election Deadline, then you will be deemed to have made a Cash Election with respect to 50% of your Class A Units (rounded up to the nearest whole Class A Unit) and a Share Election with respect to the other 50% of your Class A Units (rounded down to the nearest whole Class A Unit).

Select ONE of the following:

☐ CASH ELECTION: You elect to receive the Cash Consideration with respect to ALL of your Class A Units.

☐ SHARE ELECTION: You elect to receive the Share Consideration with respect to ALL of your Class A Units.

☐ COMBINATION CASH/SHARE ELECTION: You elect to receive the Cash Consideration with respect to              of your Class A Units. You will receive the Share Consideration with respect to the remainder of your Class A Units.

STEP 2. Signature Required

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If Class A Units are held by a corporation, please sign the full corporate name by president or other authorized officer. If Class A Units are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. This Election Form must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in Oaktree’s transfer records.

Please also sign and provide your tax identification number on the IRS Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instructions 9 and 10.

By signing below, I represent and warrant as follows:

The undersigned has full power and authority to submit, sell, assign and transfer the above-described Class A Units, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange Class A Units for Brookfield Class A Shares or cash, as set forth in the Merger Agreement and above. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

I acknowledge that, until the Class A Units to which this Election Form relates are converted into Merger Consideration in accordance with the Merger Agreement, I will not receive any consideration issuable or payable.

IF AN INDIVIDUAL:		IF JOINT HOLDER:

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:		Title:
	(please print or type full title)		(please print or type full title)

Date:	, 2019	Date:	, 2019

IF AN ENTITY:

(please print or type complete name of entity)

By:
(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	, 2019

IF YOU ARE A HOLDER OF LIMITED PARTNERSHIP UNITS OF OAKTREE CAPITAL GROUP HOLDINGS, L.P. (“OCGH UNITS”):

STEP 1. Election

You will exchange all or a portion of your OCGH Units for limited liability company interests (“SellerCo Units”) in Oslo Holdings LLC (“SellerCo”) pursuant to section 5.2 of the Unitholder Support Agreement, dated March 13, 2019, by and among Brookfield Asset Management, Inc., Berlin Merger Sub, LLC, Oaktree Capital Group, LLC, Oaktree Capital Group Holdings, L.P. and Oaktree Capital Group Holdings GP, LLC. You may hereby make ONE of the following elections with respect to the SellerCo Units that you will receive for your OCGH Units (in each case, subject to proration as further described in the accompanying instructions): (1) you may elect to receive the Cash Consideration with respect to all of your SellerCo Units, by checking the “CASH ELECTION” box, (2) you may elect to receive the Share Consideration with respect to all of your SellerCo Units, by checking the “SHARE ELECTION” box or (3) you may elect to receive the Cash Consideration with respect to some of your SellerCo Units and Share Consideration with respect to the remainder of your SellerCo Units by checking the “COMBINATION CASH/SHARE ELECTION” box and indicating the number of SellerCo Units with respect to which you elect to receive Cash Consideration.

Please fully review this Election Form and select ONLY ONE of the three election options below by placing an X in the box to the left of your chosen election. If you select the “COMBINATION CASH/SHARE ELECTION” option, please indicate the number of SellerCo Units with respect to which you wish to receive Cash Consideration, in absolute numbers and not exceeding the total number of SellerCo Units you own. You will receive Share Consideration with respect to the remainder of your SellerCo Units. If you select the “COMBINATION CASH/SHARE ELECTION” option and you designate a number of SellerCo Units greater than the total number of such units listed on the first page of this Election Form, you will be deemed to have made a Cash Election with respect to 100% of your SellerCo Units. If you fail to properly make an election with respect to any SellerCo Units held or beneficially held by you by the Election Deadline, then you will be deemed to have made a Cash Election with respect to 50% of your SellerCo Units (rounded up to the nearest whole SellerCo Unit) and a Share Election with respect to the other 50% of your SellerCo Units (rounded down to the nearest whole SellerCo Unit).

Select ONE of the following:

☐ CASH ELECTION: You elect to receive the Cash Consideration with respect to ALL of your SellerCo Units.

☐ SHARE ELECTION: You elect to receive the Share Consideration with respect to ALL of your SellerCo Units.

☐ COMBINATION CASH/SHARE ELECTION: You elect to receive the Cash Consideration with respect to              of your SellerCo Units. You will receive the Share Consideration with respect to the remainder of your SellerCo Units.

STEP 2. Signature Required

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If OCGH Units are (and SellerCo Units will be) held by a corporation, please sign the full corporate name by president or other authorized officer. If OCGH Units are (and SellerCo Units will be) held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. This Election Form must be signed by the registered holder(s) EXACTLY as name(s) appear(s) in SellerCo’s transfer records.

Please also sign and provide your tax identification number on the IRS Form W-9 provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instructions 9 and 10.

By signing below, I represent and warrant as follows:

The undersigned has full power and authority to submit, sell, assign and transfer the above-described OCGH Units (and the related SellerCo Units), free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange SellerCo Units for Brookfield Class A Shares or cash, as set forth in the Merger Agreement and above. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

I acknowledge that, until the SellerCo Units to which this Election Form relates are converted into Merger Consideration in accordance with the Merger Agreement, I will not receive any consideration issuable or payable.

IF AN INDIVIDUAL:		IF JOINT HOLDER:

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:		Title:
	(please print or type full title)		(please print or type full title)

Date:	, 2019	Date:	, 2019

IF AN ENTITY:

(please print or type complete name of entity)

By:
(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	, 2019

INSTRUCTIONS TO ELECTION FORM

With Respect to (i) Class A Units of Oaktree Capital Group, LLC and

(ii) Limited Partnership Units of Oaktree Capital Group Holdings, L.P.

ELECTION DEADLINE WILL BE ANNOUNCED

FIVE BUSINESS DAYS IN ADVANCE BY PRESS RELEASE

You are receiving this Election Form because (i) you are a holder of common units designated as “Class A Units” (“Class A Units”) of Oaktree Capital Group, LLC, a Delaware limited liability company (“Oaktree”) or (ii) you are a holder of limited partnership units of Oaktree Capital Group Holdings, L.P. (“OCGH”) and as contemplated by the Merger Agreement (as defined below), prior to the closing of the Mergers (as defined below), you will exchange all or a portion of your limited partnership units in OCGH (“OCGH Units”) for limited liability company interests in Oslo Holdings LLC (“SellerCo Units,” and together with the Class A Units, the “Oaktree Units”). As more fully described in the consent solicitation statement/prospectus dated [●], 2019 (the “Consent Solicitation Statement/Prospectus”), Oaktree unitholders are being asked to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2019, by and among Oaktree, Oslo Holdings LLC (“SellerCo”), Oslo Holdings Merger Sub LLC (“Seller MergerCo”), Brookfield Asset Management Inc. (“Brookfield”) and Berlin Merger Sub, LLC, a wholly-owned subsidiary of Brookfield (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Oaktree (the “Initial Merger”), with Oaktree surviving such merger, and SellerCo will be merged with and into Seller MergerCo, with Seller MergerCo surviving such merger (the “Subsequent Merger,” and together with the Initial Merger, the “Mergers”).

If the Initial Merger is completed, each Class A Unit, other than Class A Units owned by Oaktree or Merger Sub, will be converted into the right to receive, without interest and subject to any applicable withholding taxes, at the election of the unitholder, either (1) $49.00 in cash (the “Cash Consideration”) or (2) 1.0770 validly issued, fully paid and nonassessable shares (the “Share Consideration”) of Brookfield Class A Limited Voting Shares (“Brookfield Class A Shares”), subject to proration. We refer to the Cash Consideration and Share Consideration together as the “Merger Consideration.”

If the Subsequent Merger is completed, each SellerCo Unit will be converted into the right to receive, without interest and subject to any applicable withholding taxes, at the election of the unitholder, either (1) the Cash Consideration or (2) the Share Consideration, subject to proration.

Holders of Class A Units and SellerCo Units are entitled, subject to the terms set forth in the Merger Agreement and the Consent Solicitation Statement/Prospectus, to elect to receive the Cash Consideration or the Share Consideration, in exchange for each of their Oaktree Units, during an election period of at least twenty calendar days commencing with the mailing of this Election Form. Please complete the attached form to make an election with respect to the Oaktree Units you own. You may elect to receive either (1) the Cash Consideration, (2) the Share Consideration or (3) a combination of Cash Consideration and Share Consideration.

1.

Election Deadline: to be effective, this Election Form must be properly completed, signed and delivered to the American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) at the address below not later than 5:00 p.m., New York City time, on the date that that is three (3) business days preceding the closing date of the Mergers (the “Election Deadline”).    Brookfield and Oaktree will publicly announce the Election Deadline at least five business days prior to the Election Deadline. The Exchange Agent, in its sole discretion, will determine whether any election form is received on a timely basis and whether an election form has been properly completed. We have enclosed a pre-addressed envelope for your convenience. Please allow ample time for delivery.

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

2.

Non-Electing Holders: if you select the “COMBINATION CASH/SHARE ELECTION” option and you designate a number of Class A Units or SellerCo Units, as applicable, greater than the total number of Class A Units or SellerCo Units, as applicable, listed on the first page of this Election Form, you will be deemed to have made a Cash Election with respect to 100% of your Class A Units or SellerCo Units, as applicable. If you fail to properly make an election with respect to any of your Class A Units or SellerCo Units held or beneficially held by you by the Election Deadline, then you will be deemed to be a “Non-Electing Holder” and to have made a Cash Election with respect to 50% of your Class A Units or SellerCo Units, as applicable (rounded up to the nearest whole unit) and a Share Election with respect to the other 50% of your Class A Units or SellerCo Units, as applicable (rounded down to the nearest whole unit).

3.

Revocation or Change of Election: you may revoke your election by written notice to the Exchange Agent prior to the Election Deadline, together with a properly completed and revised Election Form. Any holder who has validly revoked his, her or its Merger Consideration election and has not properly submitted a new duly completed Election Form will be deemed to be a Non-Electing Holder. After an election is validly made with respect to any Class A Units, no further registration of transfers of such Class A Units shall be made on the unit transfer books of Oaktree, unless and until such election is properly revoked. Any subsequent transfer of your Class A Units after you have made an election will automatically revoke such election (and such subsequent transferee may make a new election pursuant to and if permitted by the terms of the Merger Agreement). The reasonable determination of the Exchange Agent (or the reasonable good faith determination of Brookfield, in the event the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not an election has been properly made or revoked and as to when an election and a revocation were received by the Exchange Agent.

4.

Proration Adjustments: the aggregate Merger Consideration will be prorated as necessary to ensure that 50% of the outstanding Oaktree Units will be exchanged for Cash Consideration and 50% of the Oaktree Units will be exchanged for Share Consideration.

5.

Termination of Merger Agreement: notwithstanding anything to the contrary, all elections will be automatically deemed revoked upon receipt by the Exchange Agent of written notice from Oaktree and Brookfield that the Merger Agreement has been terminated in accordance with its terms.

6.

Sale or Transfer of Units Post-Election: if you are the registered holder of Class A Units and wish to sell or transfer your Class A Units after you have properly made an election, you must provide written notice (which must be received by the Exchange Agent prior to the Election Deadline) revoking your election with respect to all or the portion of your Oaktree Units that you wish to sell or transfer. If your Class A Units are held through a bank, broker or other nominee, you must contact your nominee to revoke your election and effect such transfer. If you are the registered holder of OCGH Units, your ability to transfer such OCGH Units remain subject to the terms of that certain Fifth Amended and Restated Limited Partnership Agreement of OCGH, entered into as of November 10, 2015 by and among Oaktree Capital Group Holdings GP, LLC and each limited partner thereto.

7.

Units Held in “Street Name”: if you hold your Oaktree Units in “street name” through a broker, bank or other holder of record, you should receive instructions from your bank, broker or other holder of record with instructions on how to instruct your bank, broker or other holder of record with regard to your election. You should instruct your bank, broker or other holder of record what election to make on your behalf by carefully following such instructions. Your bank, broker or other holder of record may establish a deadline earlier than the election deadline for making your election. Please contact your bank, broker or other holder of record with any questions regarding your election.

8.

Execution: if the Brookfield Class A Shares to be issued and/or the check for the cash payable, as applicable, to the undersigned in the Mergers are to be issued in the same name as the surrendered units, the Election Form must be completed and signed exactly as the surrendered units are registered in Oaktree’s and SellerCo’s transfer records, as applicable. If any of the units surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form. If any units are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations. Election forms executed by trustees, executors, administrators, guardians, officers of corporations or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

9.

Required IRS Tax Forms: when you return your Election Form, please include completed copies of Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, as applicable. Delivery will be deemed effective only when received by the Exchange Agent. A return envelope is enclosed. Delivery by overnight courier is recommended.

10.

U.S. Federal Income Tax Laws: under U.S. federal income tax laws, withholding is required in an amount equal to 10% of the amount realized on the disposition of OCGH Units pursuant to the Merger Agreement, unless the holder provides the Exchange Agent an IRS Form W-9, certifying under penalties of perjury the holder’s taxpayer identification number (“TIN”) and that the holder is a U.S. citizen or other U.S. person for U.S. federal income tax purposes, or other exception applies. The U.S. Treasury Department and the IRS have announced the temporary suspension of the foregoing withholding tax provisions with respect to any disposition of interests in publicly traded partnerships, such as the Class A Units, until regulations or other guidance have been issued. Recently issued proposed regulations would apply such withholding to certain transfers of interests in publicly traded partnerships that occur on or after the date that is 60 days after the date the proposed regulations are published as final regulations. Under U.S. federal income tax laws, a non-exempt holder of OCGH Units or Class A Units may be subject to backup withholding unless such holder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its TIN is correct, or otherwise establishes an exemption. Holders should use the enclosed IRS Form W-9 for this purpose. If the units are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed IRS Form W-9 instructions for additional guidance on which number to report. Failure to provide the information on the form may subject the holder to U.S. federal backup withholding at a rate of 24% on the payment of any cash. The holder must write “applied for” in the space for the TIN if a TIN has not been issued and the holder has applied for a number or intends to apply for a number in the near future. If a holder has applied for a TIN and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 24% on all payments to such holder of any Cash Consideration due for such holder’s surrendered units. Please review the enclosed IRS Form W-9 instructions for additional details of what TIN to give the Exchange Agent. Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt holder should indicate its exempt status on IRS Form W-9. See the enclosed IRS Form W-9 instructions for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent.

11.

Further Information: for a full discussion of the Mergers, the Merger Consideration and the effect of this election (including the expected U.S. federal income tax consequences of the Initial Merger), see the Consent Solicitation Statement/Prospectus. You can obtain a copy of the Consent Solicitation Statement/Prospectus at no cost from the SEC’s website at http://www.sec.gov. You will also be able to obtain a copy of the Consent Solicitation Statement/Prospectus, free of charge, from Oaktree by accessing Oaktree’s website at http://ir.oaktreecapital.com or from Brookfield by accessing Brookfield’s website at

http://bam.Brookfield.com/reports-and-filings. You can also obtain a copy of the Consent Solicitation Statement/Prospectus, free of charge, by requesting it in writing, via email or by telephone from Brookfield or Oaktree at the following addresses and telephone numbers:

Brookfield Asset Management Inc. 181 Bay Street, Suite 300 Toronto, Ontario M5J 2T3 Attention: Investor Relations Email: enquiries@brookfield.com Telephone: (416) 359-8647	Oaktree Capital Group, LLC 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Attention: Investor Relations Email: investorrelations@oaktreecapital.com Telephone: (213) 830-6483

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT THAT IS THREE (3) BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On March 13, 2019, Oaktree Capital Group, LLC (“Oaktree”), Oslo Holdings LLC (“SellerCo”) Oslo Holdings Merger Sub LLC (“Seller MergerCo”), Brookfield Asset Management Inc. (“Brookfield”) and Berlin Merger Sub, LLC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached as Annex A to the Consent Solicitation Statement/Prospectus dated [●] and mailed to the unitholders of record of Oaktree as of [●]), pursuant to which, among other things, Brookfield has agreed to acquire all of the issued and outstanding class A units of Oaktree (the “Transaction”).

Pursuant to the terms of the Merger Agreement, you may make ONE of the following elections by completing the attached Election Form (in each case, subject to proration as further described in the accompanying instructions): (1) you may elect to receive, per class A unit of Oaktree (“Class A Unit”), $49.00 in cash, without interest and subject to any applicable withholding taxes (the “Cash Consideration”) with respect to all of your Class A Units, by checking the “CASH ELECTION” box, (2) you may elect to receive 1.0770 validly issued, fully paid and nonassessable shares of Brookfield Class A Limited Voting Shares per Class A Unit (the “Share Consideration”) with respect to all of your Class A Units, by checking the “SHARE ELECTION” box or (3) you may elect to receive the Cash Consideration with respect to some of your Class A Units and Share Consideration with respect the remainder of your Class A Units by checking the “COMBINATION CASH/SHARE ELECTION” box and indicating the number of Class A Units with respect to which you elect to receive the Cash Consideration.

You will be deemed to have made an election to receive to (i) Cash Consideration with respect to 50% of your Class A Units (rounded up to the nearest whole unit) and (ii) Share Consideration with respect to the other 50% of your Class A Units (rounded down to the nearest whole unit) if:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.

The exchange agent for the Transaction, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”), does not actually RECEIVE by the Election Deadline a completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive to (i) Cash Consideration with respect to 50% of your Class A Units (rounded up to the nearest whole Class A Unit) and (ii) Share Consideration with respect to the other 50% of your Class A Units (rounded down to the nearest whole Class A Unit).

The Merger Agreement provides that no more than fifty percent (50%) of the aggregate merger consideration is paid in the form of Cash Consideration or Share Consideration. Your elections are subject to proration adjustment procedures to ensure that the aggregate merger consideration will be divided evenly with 50% of the combined outstanding Class A Units and limited liability company interests in SellerCo (“SellerCo Units”) receiving Cash Consideration and 50% of the combined outstanding Class A Units and SellerCo Units receiving Share Consideration, as described in the section entitled “The Merger Agreement - Election Procedures & Proration Adjustments” beginning on page [●] of the Consent Solicitation Statement/Prospectus. No guarantee can be made that you will receive the amount of Cash Consideration that you elect.

For your information and for forwarding to those of your clients for whom you hold Class A Units registered in your name or in the name of your nominee, we are enclosing the following documents:

1.

The Election Form, with instructions, that enables a holder of record of Class A Units to make his or her election, including an IRS Form W-9 to certify his or her taxpayer identification/social security number;

2.	The instructions to IRS Form W-9; and

3.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE.

For an election to be valid, a duly executed and properly completed Election Form, including any required signature, guarantees and any other documents, should be submitted to the Exchange Agent in a timely manner and in accordance with the instructions contained in the Election Form.

No fees or commissions will be payable by Oaktree, or any officer, director, stockholder, agent or other representative of Oaktree, to any broker, dealer or other person for soliciting surrender of Class A Units pursuant to the election (other than fees paid to AST for services in connection with the election and exchange process). Oaktree will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose units are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Morrow Sodali toll-free at (800) 662-5200. Additional copies of the enclosed materials may be obtained by contacting AST.

BROOKFIELD ASSET MANAGEMENT INC. J. Bruce Flatt Director and Chief Executive Officer	OAKTREE CAPITAL GROUP, LLC Jay S. Wintrob Director and Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF OAKTREE OR AST OR ANY AFFILIATE OF EITHER OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT THAT IS THREE (3) BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS (THE “ELECTION DEADLINE”). UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS [●] DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On March 13, 2019, Oaktree Capital Group, LLC (“Oaktree”), Oslo Holdings LLC (“SellerCo”) Oslo Holdings Merger Sub LLC (“Seller MergerCo”), Brookfield Asset Management Inc. (“Brookfield”) and Berlin Merger Sub, LLC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached as Annex A to the Consent Solicitation Statement/Prospectus dated [●] and mailed to the unitholders of record of Oaktree as of [●]), pursuant to which, among other things, Brookfield has agreed to acquire all of the issued and outstanding class A units of Oaktree (the “Transaction”).

Pursuant to the terms of the Merger Agreement, you may make ONE of the following elections by completing the attached Election Form (in each case, subject to proration as further described in the accompanying instructions): (1) you may elect to receive, per class A unit of Oaktree (“Class A Unit”), $49.00 in cash, without interest and subject to any applicable withholding taxes (the “Cash Consideration”) with respect to all of your Class A Units, by checking the “CASH ELECTION” box, (2) you may elect to receive 1.0770 validly issued, fully paid and nonassessable Class A Limited Voting Shares of Brookfield (“Brookfield Class A Shares”) per Class A Unit (the “Share Consideration”) with respect to all of your Class A Units, by checking the “SHARE ELECTION” box or (3) you may elect to receive the Cash Consideration with respect to some of your Class A Units and Share Consideration with respect the remainder of your Class A Units by checking the “COMBINATION CASH/SHARE ELECTION” box and indicating the number of Class A Units with respect to which you elect to receive the Cash Consideration.

You will be deemed to have made an election to receive to (i) Cash Consideration with respect to 50% of your Class A Units (rounded up to the nearest whole unit) and (ii) Share Consideration with respect to the other 50% of your Class A Units (rounded down to the nearest whole unit) if:

A.	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

B.

The exchange agent for the Transaction, American Stock Transfer & Trust Company, LLC (the “Exchange Agent” or “AST”), does not actually RECEIVE by the Election Deadline a completed “Election Form,” together with a completed and signed IRS Form W-9 or the appropriate IRS Form W-8, as applicable; or

C.	You properly and timely revoke a prior election without making a new election.

If no option is chosen on the Election Form, you will be deemed to have made an election to receive to (i) Cash Consideration with respect to 50% of your Class A Units (rounded up to the nearest whole Class A Unit) and (ii) Share Consideration with respect to the other 50% of your Class A Units (rounded down to the nearest whole Class A Unit).

The Merger Agreement provides that no more than fifty percent (50%) of the aggregate merger consideration is paid in the form of Cash Consideration or Share Consideration. Your elections are subject to proration adjustment procedures to ensure that the aggregate merger consideration will be divided evenly with 50% of the combined outstanding Class A Units and limited liability company interests in SellerCo (“SellerCo Units”) receiving Cash Consideration and 50% of the combined outstanding Class A Units and SellerCo Units receiving Share Consideration, as described in the section entitled “The Merger Agreement - Election Procedures & Proration Adjustments” beginning on page [●] of the Consent Solicitation Statement/Prospectus. No guarantee can be made that you will receive the amount of Cash Consideration that you elect.

Because we are the holder of record for your units, only we can make an election for your units in accordance with your instructions. Please instruct us on how to exchange your shares of Class A Units no later than the date that is [●] business days prior to the Election Deadline. If you do not instruct us as to how to exchange your units, we will not make an election for you and you will be deemed to have made a Cash Election with respect to 50% of your Class A Units (rounded up to the nearest whole Class A Unit) and a Share Election with respect to the other 50% of your Class A Units (rounded down to the nearest whole Class A Unit).

Please note the following:

1.

The Election Deadline will be announced by press release five days in advance of its occurrence and is expected to be 5:00 P.M., New York City time, on the date that is three business days preceding the closing date of the mergers. You are encouraged to return your Election Form as promptly as practicable. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions no later than the date that is [●] business days prior to the Election Deadline.

2.

If you miss our processing deadline specified above, you will be deemed to have made a Cash Election with respect to 50% of your Class A Units (rounded up to the nearest whole Class A Unit) and a Share Election with respect to the other 50% of your Class A Units (rounded down to the nearest whole Class A Unit).

3.

Different tax consequences may be associated with each of the elections. The tax consequences to you of the Transaction will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Class A Units for Brookfield Class A Shares, cash or a combination of Brookfield Class A Shares and cash. You can also refer to the general description of tax consequences in the section entitled, “Material U.S. Federal Income Tax Consequences” beginning on page [●] of the Consent Solicitation Statement/Prospectus.